Exhibit 99.3

                            JOINT FILERS' SIGNATURES


WARBURG PINCUS IX, LLC

By:  Warburg Pincus Partners, LLC, its Sole Member,
  By:  Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare                                  Date: December 4, 2006
    -----------------------------------------------             ----------------
  Name:   Scott A. Arenare
  Title:  Partner

WARBURG PINCUS PARTNERS, LLC

By:  Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare                                  Date: December 4, 2006
    -----------------------------------------------             ----------------
  Name:   Scott A. Arenare
  Title:  Partner

WARBURG PINCUS LLC

By: /s/ Scott A. Arenare                                  Date: December 4, 2006
    -----------------------------------------------             ----------------
  Name:   Scott A. Arenare
  Title:  Managing Director

WARBURG PINCUS & CO.

By: /s/ Scott A. Arenare                                  Date: December 4, 2006
    -----------------------------------------------             ----------------
  Name:   Scott A. Arenare
  Title:  Partner


By: /s/ Scott A. Arenare                                  Date: December 4, 2006
    -----------------------------------------------             ----------------
  Name:   Charles R. Kaye
  By:     Scott A. Arenare, Attorney-in-Fact


By: /s/ Scott A. Arenare                                  Date: December 4, 2006
    -----------------------------------------------             ----------------
  Name:   Joseph P. Landy
  By:     Scott A. Arenare, Attorney-in-Fact